UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2009

NTN Buzztime, Inc.
(Exact name of registrant as specified in its charter)

001-11460
(Commission File Number)

Delaware	31-1103425
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5966 La Place Court
Carlsbad, California 92008
(Address of principal executive offices, with zip code)

760-438-7400
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

On February 6, 2009, Gary Arlen resigned as a director of NTN Buzztime, Inc. (the “Company”), effective February 6, 2009.

In connection with Mr. Arlen’s resignation, the Company entered into a Separation Agreement with Mr. Arlen, dated February 6, 2009 (the “Agreement”).  Pursuant to the terms of the Agreement, the post-separation exercisability period of Mr. Arlen’s 20,000 vested stock options which were granted on June 15, 2007 was extended from February 6, 2010 to June 15, 2010.  Additionally, pursuant to the terms of the Agreement, the Company agreed to pay Mr. Arlen cash compensation equal to $14,500 which represents the estimated amount of cash compensation Mr. Arlen would have received had he continued his current service as a director through the date of the Company’s next annual meeting of stockholders.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

10.21           Separation Agreement dated February 6, 2009 between NTN Buzztime, Inc. and Gary Arlen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN Buzztime, Inc.
Date: February 9, 2009	By:	/s/ Kendra Berger
Kendra Berger, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document

10.21	Separation Agreement dated February 6, 2009 between NTN Buzztime, Inc. and Gary Arlen.